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             EXHIBIT 5.0    OPINION OF MULDOON MURPHY AND FAUCETTE LLP

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                   [MULDOON MURPHY & FAUCETTE LLP LETTERHEAD]






                                February 14, 2002


Board of Directors
Andrea Electronics Corporation
45 Melville Park Road
Melville, New York 11747

         Re:      Andrea Electronics Corporation 1998 Stock Plan
                  Registration Statement on Form S-8 for Offer and Sale of 1,375,000 Shares of Common Stock

Ladies and Gentlemen:

         We have acted as counsel to Andrea Electronics Corporation, a New York corporation (the "Company"), in connection with the registration of 1,375,000 shares of common stock, $.01 par value (the "Shares"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act") pursuant to a registration statement on Form S-8 (the "Registration Statement"). The Shares are registered on behalf of the Company and will be issued pursuant to the Company's 1998 Stock Plan (the "1998 Stock Plan").

         This opinion is being delivered in accordance with the requirements of
Item 601(b)(5)(i) of Regulation S-K under the 1933 Act.

         As counsel to the Company, we have examined such documents and records as we deemed appropriate.

         In rendering this opinion, we have relied, as to matters of fact, upon representations and certificates of officers and employees of the Company, and communications from, government authorities and public officials, and we have assumed the genuineness of signatures of all


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Board of Directors
February 14, 2002
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persons signing any documents, the authority of all persons signing any document, the authority of all governmental authorities and public officials, the truth and accuracy of all matters of fact set forth in all certificates furnished to us, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies.

         Based upon the foregoing, we are of the opinion that the Shares issuable upon exercise of options issued under the Plan, when issued and delivered upon exercise of such options in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

         This opinion is rendered to you solely for your benefit in connection with the issuance of the Shares as described above. This opinion may not be relied upon by any other person or for any other purpose, and it should not be quoted in whole or in part or otherwise referred to or be furnished to any governmental agency (other than the Securities and Exchange Commission in connection with the aforementioned Registration Statement on Form S-8) or any other person or entity without the prior written consent of this firm.

         We note that, although certain portions of the registration statement on Form S-8 have been included therein (through incorporation by reference) on the authority of "experts" within the meaning of the Securities Act, we are not experts with respect to any portion of the Registration Statement, including without limitation to the financial statements or schedules or the other financial information or data included therein.

         We hereby consent to the filing of this opinion as an exhibit to, and the reference to this firm in the Company's Registration Statement on Form S-8.


                                              Very truly yours,

                                              /s/ Muldoon Murphy & Faucette LLP

                                              MULDOON MURPHY & FAUCETTE LLP